                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated January 27, 1995 (except with respect to the matter discussed in Note 9, as to which the date is August 2, 1996) on the financial statements of Erie Cellular Telephone Company as of December 1994 and 1993, and for the years then ended, (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington,
August 12, 1996